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                            BIG DOG HOLDINGS, INC.
                            STOCK OPTION AGREEMENT


     This STOCK OPTION AGREEMENT (the "Agreement") is entered into as of August 1, 1996 between BIG DOG HOLDINGS, INC., a Delaware corporation (the "Company"), and Fred Kayne (the "Option Holder").

     WHEREAS, in consideration of Option Holder agreeing to continue to serve a Chairman of the Board of Directors of the Company, the Board has authorized the grant to Option holder of a stock option on the terms and conditions described; and

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein, it is hereby agreed:

     1.   GRANT OF OPTION

     Effective as of the date of this Agreement, the Company grants to Option Holder an option (the "Option") to purchase, upon and subject to the terms and conditions of this Agreement, all or part of 20,000 shares of Common Stock at the price of $4.00 per share. The number of shares subject to the Option and the price per share thereof are subject to adjustment under certain circumstances, as provided in Section 6.

     2.   TERM OF OPTION

     Such Option shall be immediately exercisable and shall expire on the date five years from the date hereof.

     3.   MANNER OF EXERCISE

     The Option may be exercised by written notice delivered to the Company stating the number of shares with respect to which the Option is being exercised, together with any written statement provided for in Section 7 hereof, if applicable, together with such additional information or forms as the Company may require, and the purchase price of such shares in the form of either cash or check.

     4.   ASSIGNMENT OR TRANSFER

     The Option may be assigned or transferred by Option Holder, provided that the Compliance Conditions (as defined in Section 7 below) shall be met as to such assignment.


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     5.   NO RIGHTS AS SHAREHOLDER

     Option Holder shall have no rights as a shareholder with respect to shares of the Common Stock covered by this Option until the date of the issuance of the shares. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock is issued, except as is expressly provided in Section 6.

     6.   ADJUSTMENT.

     Subject to the provisions of the next sentence of this Section 6, if the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company as the result of any one or more reorganizations, recapitalizations, reclassifications, stock dividends, stock splits, reverse stock splits and the like, upon proper authorization of the Board an appropriate and proportionate adjustment shall be made in the number and/or type of shares or other securities subject to the Option, and the price for each share or other unit of any security, but only to the extent this option, but only to the extent this Option then remains unexercised.

     7.   SECURITIES ACT OF 1933

     (a) Subject to the provision of subsection (b) hereof, no shares of Common Stock shall be issued or transferred pursuant to this Agreement until (i) a registration statement under the Securities Act of 1933 relating to the stock issuable upon exercise of the Option has been declared effective and there is available for delivery a prospectus meeting the requirements of Section 10 of said Act, and (ii) the Company shall have complied, in the opinion of counsel to the Company, with all other legal requirements that may be applicable to the issuance of shares upon exercise of the Option. Such conditions are hereinafter collectively referred to as the "Compliance Conditions."

     (b) It is the Company's intention that the Compliance Conditions be met at all times. However, should compliance not be secured only with subsection (a)
(i) above, then notwithstanding the foregoing, Option Holder may exercise all or any portion of the Option at a time when such condition is not met, if, and only if, Option Holder (i) submits to the Company a request to exercise the Option and acknowledges in such request that Option Holder will acquire such shares upon such exercise not with a view to their resale or distribution, and (ii) upon each such exercise of the Option, Option Holder will furnish to the Company a written statement to such effect in a form satisfactory to the Committee and counsel to the Company. In addition, the Option Holder shall, if requested by the Board or the Committee, give assurances satisfactory to counsel to the Company with respect to such matters as the Board or the Committee may deem desirable to assure compliance with subsection (a) (ii) above. Furthermore, any person or persons entitled to exercise such Option under the provisions of
Section 4 hereof shall, upon such exercise of the Option under such circumstances, furnish similar requests, statements or documents to the Company.


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     (c)  Inability of the Company to secure compliance with the Compliance
Conditions shall relieve the Company from any liability for failure to issue stock to satisfy the Option for such period of time if an effective registration statement or appropriate prospectus has not been secured or compliance with the other Compliance Conditions has not been effected, unless stock is issued pursuant to request of the Option Holder under subsection (b) above. Further, failure of the Company to secure compliance with the compliance conditions stated in subsection (a) (i) above shall extend the expiration date of such Option as provided in Section 2 of this Agreement for such period of time as an effective registration statement or appropriate prospectus has not been secured or such compliance has not been effected.

     8.   WITHHOLDING

     The Company may make such provisions as it may deem appropriate for the withholding of any taxes which the Company determines it is required to withhold in connection with this Agreement and the transactions contemplated hereby.

     9.   AMENDMENT

     No such amendment may be made to this Agreement other by a written amendment executed by both parties.

     10.  APPLICABLE LAW

     The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            BIG DOG HOLDINGS, INC.


                                       By:    Anthony J. Wall
                                            -------------------------------

                                       Its:   Executive Vice President
                                            -------------------------------


                                            OPTION HOLDER


                                       By:    Fred Kayne
                                            -------------------------------

                                              Fred Kayne
                                            -------------------------------
                                                      (Print Name)


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